UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2013, J.Paul Whitehead, III announced his resignation as Chief Financial Officer of Atlanticus Holdings Corporation (the “Company”), effective December 31, 2013, so that he can devote more of his time and energies to personal interests outside of the Company. Mr. Whitehead has served as the Company’s Chief Financial Officer since 2002 and will continue to advise and assist the Company on certain taxation and administrative matters.

On November 18, 2013, the Company announced the appointment of William R. McCamey as Chief Financial Officer and Mitchell C. Saunders as Chief Accounting Officer. These appointments will become effective on January 1, 2014. Mr. McCamey, age 44, has served as the Company’s Treasurer since 2004. Mr. Saunders, age 40, joined the Company in 2003 and has served as Controller since 2005.

Disclosure regarding Mr. Saunders’ and Mr. McCamey’s compensation arrangements will be provided after the terms of such arrangements have been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: November 22, 2013	By:	/s/ J.Paul Whitehead
	Name:	J.Paul Whitehead
	Title:	Chief Financial Officer